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                                                                    Exhibit 99.1


[TECO Energy, Inc. Logo]




FOR IMMEDIATE RELEASE

CONTACT:                   Media Relations:          Investor Relations:
                           Mitch Lubitz              Mark Kane
                           (813)228-4281             (813) 228-1772

TECO ENERGY AGAIN BOOSTS EARNINGS FORECAST;
INVESTS IN TWO 1,000-MW INDEPENDENT POWER PROJECTS

TAMPA, FLA, SEPTEMBER 25, 2000 - TECO Energy today increased its earnings outlook for 2000 and 2001. The company provided core business growth expectations of 10 percent for each year and projected an additional upside each year from its other businesses, with the 2000 upside quantified at 10 to 15 cents per share.

In addition, earnings growth targets for 2002 and beyond were announced.

TECO Energy Chairman and CEO Robert Fagan said, "Since we announced our three-pronged business strategy last fall, our earnings growth has been even higher than anticipated. Each of our core businesses, our independent power business, our Florida operations and our transportation business, is well-positioned to deliver solid growth going forward."

"Based on our outstanding results so far in 2000 and the prospects for delivering strong results again in 2001, we are setting a target of 10 percent core business growth again for 2002 and beyond," Fagan added.

INDEPENDENT POWER

TECO Energy's independent power business, TECO Power Services, continues to increase its contribution to the company's earnings. With a renewed focus on domestic generation opportunities, TECO Energy expects the subsidiary's earnings per share to double in 2000 and increase by 25 percent again in 2001.

TPS today announced a $93-million investment with an affiliate of Panda Energy International relating to two Texas projects totaling 2,000 gross megawatts.

The projects operate as gas-fired, combined-cycle units, using highly efficient GE 7F technology in the ERCOT market. It is anticipated that they will be brought online in phases beginning December of this year, with all the capacity in-service in the third quarter of 2001.




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                                                                    Exhibit 99.1

This transaction ultimately provides TPS with an opportunity for an economic interest in 50 percent of both projects. The investment is expected to be slightly accretive to TECO Energy earnings in 2000 and 2001 and to provide meaningful contributions beyond.

TPS already has net ownership in 1,000 megawatts of capacity either operating or under construction, including 400 megawatts of capacity brought online in 2000. This transaction provides the company with an effective economic interest in an additional 1,000 megawatts.

Fagan said, "These are great projects and are a good example of executing our strategy to expand our independent power business in the domestic market. The growing demand for electricity in Texas and the ideal location of these projects make this an excellent opportunity for TPS."

FLORIDA OPERATIONS

TECO Energy's Florida operations are benefiting from the strong Florida economy. For flagship companies Tampa Electric and Peoples Gas, this has meant customer growth of 3 percent and 3.5 percent in 2000 thus far, compared with the same period in 1999, and sales volume growth of 7 percent and 15 percent for the same period, respectively.

Both Tampa Electric and Peoples Gas are expected to produce earnings growth above customer growth from higher per customer volumes and have increased investments to serve customers.

The companies' longer-term customer growth outlook is 2.5 percent for Tampa Electric and 4 to 6 percent for Peoples Gas. Both companies are building capacity to serve this continuing growth.

Tampa Electric's 2001 results are expected to include about $6 to 8 million of AFUDC earnings from the growing investment in the repowering of the company's Gannon Station.

To enhance its Bosek, Gibson and Associates energy services operation, in September TECO Energy acquired one of the leading mechanical contracting firms in Florida, Largo-based BCH Mechanical, Inc., and its affiliated companies. BGA and BCH Mechanical now operate as part of a new business known as TECO Solutions.

TECO Solutions will deliver customized energy-efficient design and new construction/remodeling projects for commercial and public sector clients. This combination of service offerings is unique in Florida.

TRANSPORTATION BUSINESS

TECO Transport continues to provide solid earnings growth and is now expected to deliver 10 percent growth this year and 7 to 10 percent growth in 2001.




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                                                                    Exhibit 99.1

TECO Transport has successfully enhanced its performance over time through regular asset acquisitions with good returns and continuous improvement in equipment utilization. These factors are expected to drive results in 2001 and beyond.

The success at TECO Transport this year is the result of high vessel utilization, good operating conditions both on the river and in the Gulf, record northbound shipments and strong government-aid grain business.

FINANCIAL SUMMARY

Chief Financial Officer Gordon Gillette indicated that the company expects 10 percent earnings growth for 2000 from its core businesses, Tampa Electric, Peoples Gas, TECO Power Services and TECO Transport. In addition, TECO Coal is expected to deliver an additional 10 to 15 cents per share in 2000 as a result of increased synthetic fuel production. Synthetic fuel production volume is now expected to be 1.5 to 2.0 million tons this year, compared to 0.4 million tons in earlier projections.

Gillette said in 2001, the company expects 10 percent earnings growth over 2000 driven by its core businesses. Upsides to this growth could come from the other operating companies, namely higher synthetic fuel production at TECO Coal and higher gas prices at TECO Coalbed Methane.

Gillette also indicated that TECO Energy expects to make significant capital investments over the next five years to support the growth strategy and to use internally generated funds as well as the capital markets to fund these investments. The company expects to use non-recourse project debt financing at TECO Power Services.

In the third quarter of 2000, TECO Energy expects earnings per share growth of about 15 percent, including a 5- to 7-cent contribution from the increased synthetic fuel production.

TECO Energy is a diversified, energy-related holding company headquartered in Tampa. Its principal businesses are Tampa Electric Company, Peoples Gas System, TECO Power Services, TECO Transport, TECO Coal, TECO Coalbed Methane and TECO Solutions.

For more information, visit our online newsroom and investor relations pages: www.tecoenergy.com.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially from those projected in these forward-looking statements include the following: general economic conditions, particularly those in Tampa Electric's service area affecting energy sales; weather variations affecting energy sales and operating costs; potential competitive changes in the electric and gas industries, particularly in




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                                                                    Exhibit 99.1

the area of retail competition; regulatory actions affecting Tampa Electric and Peoples Gas System; commodity price changes affecting the competitive positions of Tampa Electric and the Peoples Gas companies as well as the margins at TECO Coalbed Methane and TECO Coal; energy price changes affecting TECO Power Services' merchant plants; changes in and compliance with environmental regulations that may impose additional costs or curtail some activities; TECO Power Services' ability to successfully develop and operate its projects and TECO Coal's ability to successfully operate its synthetic fuel production facilities in a manner qualifying for Section 29 federal income tax credits. Some of these factors are discussed more fully under "Investment Considerations" in the company's Annual Report on Form 10-K for the year ended December 31, 1999, and reference is made thereto.



























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